UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	43-1627032
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

16600 Swingley Ridge Road Chesterfield, MO	63017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-238511 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Securities to be Registered.

The title of the securities of Reinsurance Group of America, Incorporated (the “Company”) to be registered hereunder is the 7.125% Fixed-Rate Reset Subordinated Debentures due 2052 (the “Debentures”). This Form 8-A Registration Statement hereby incorporates by reference the description of the Debentures set forth under the caption “Description of Debt Securities of RGA” in the prospectus dated May 20, 2020, constituting a part of the Company’s automatic shelf registration statement on Form S-3ASR, filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2020 (File No.  333-238511), as supplemented by the description set forth under the caption “Description of the debentures” in the prospectus supplement dated September 15, 2022, filed with the SEC on September 19, 2022 (File No. 333-238511).

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 21, 2012).

4.2	Seventh Supplemental Indenture, dated as of September 23, 2022, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, regarding the Debentures.

4.3	Form of 7.125% Fixed-Rate Reset Subordinated Debenture due 2052 (incorporated by reference from Exhibit A to the Seventh Supplemental Indenture filed as Exhibit 4.2 hereto).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED (Registrant)

	By:	/s/ Todd C. Larson
Date: September 23, 2022		Name: Todd C. Larson Title: Senior Executive Vice President and Chief Financial Officer